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                                                                 EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-53379 and 333-106417) pertaining to the Dividend Reinvestment Plan and (Forms S-8 No. 333-53377 and 333-106414) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, Inc. of our report dated January 30, 2004, which appears on page 28 of this Annual Report (Form 10-K) for the years ended December 31, 2003, 2002 and 2001.

Rehmann Robson
Saginaw, Michigan
March 11, 2004